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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Fort Lauderdale, Florida,

April 10, 1997.